Exhibit 16.3

                         De Joya Griffith & Company, LLC
                   Certified Public Accountants & Consultants
                            2580 Anthem Village Drive
                             Henderson, Nevada 89052

October 5, 2007


Securities and Exchange Commission
100 F Street, N.E
Washington, DC  20549

Re:     City Capital Corporation, a Nevada corporation (the "Company")

Ladies and Gentlemen:

We have read the statements made by City Capital Corporation (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K report of the Company dated October 1, 2007. We agree with the statements concerning our firm in such Form 8-K.

                                        Very truly yours,

                                       De Joya Griffith & Company, LLC

                                      /s/ De Joya Griffith & Company,LLC
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